Exhibit 23.1

[Deloitte Haskins & Sells graphic omitted]

                                              Chartered Accountants
                                              12, Dr. Annie Besant Road
                                              Opp. Shiv Sagar Estate
                                              Worli, Mumbai 400 018
                                              India

                                              Tel: +91 (22) 5667 9000
                                              Fax: +91 (22) 5667 9025



                       CONSENT OF DELOITTE HASKINS & SELLS


We consent to the incorporation by reference in this Registration Statement of Rediff.com India Limited on Form S-8 of our Independent Auditors Report dated September 28, 2006 and our Independent Auditors Report on Financial Statement Schedule of Valuation and Qualifying Accounts dated September 28, 2006, appearing in the Annual Report on Form 20-F (File No. 000-30735) of Rediff.com India Limited for the year ended March 31, 2006.


                                              /s/ Deloitte Haskins & Sells
                                              -----------------------------


Mumbai, India
May 3,2007